EXHIBIT 10.1

PROJECT AGREEMENT

This PROJECT AGREEMENT (hereinafter referred to as AAgreement@), made and entered into as of the 18th day of Ocotber, 2000 by and between Tandy Electronics (Far East) Ltd. (hereinafter referred to as ATEFE@), a corporation duly organized and existing under the laws of Hong Kong Special Administrative Region (hereinafter referred to as AHKSAR@) having its principal place of business at Unit 1706-10, 11 Wo Shing Street, Fo Tan, Shatin, N.T., Hong Kong, and ALR Technologies Inc. (hereinafter referred to as AALRT@) having its principal place of business at 1201 Cornwall, Suite 203, Bellingham, WA 98225, USA .

WITNESSETH:

WHEREAS, TEFE is engaged in the business of Reminder Project (as defined in Clause 1.1) and willing to undertake the manufacture of the Product (as defined under Clause 1.2);

NOW; THEREFORE, in consideration of the mutual covenants and pursuant to the terms and conditions set forth below, the parties hereto do hereby agree as follows:

1.0 Definitions

1.1 As used in this Agreement, AReminder Project@ shall mean design and manufacture of electronic products according to the Specifications (as defined under Clause 1.3) subject to individual order for the purpose of supply to ALRT.

1.2 As used in this Agreement, AProduct@ shall mean the electronic products which are manufactured by TEFE according to the Specifications (as defined under Clause 1.3) for the purpose of supply to ALRT.

1.3 As used in this Agreement, ASpecification@ shall mean the specifications of the Product determined and confirmed in writing separately herefrom between the parties hereto from time to time.

2.0 Sale of the Product

ALRT hereby agrees to purchase from TEFE and TEFE hereby agrees to sell to ALRT the Product under the terms and conditions set forth in the schedules agreed to by both parties herein. TEFE agrees not to sell the product directly to any customer of ALRT without ALRT=s written consent.

3.0 Purchase Orders

3.1 Firm Purchase Orders

ALRT shall place firm purchase order with TEFE at least one hundred and sixty (160) days prior to the date of delivery subject to the availability of long lead time components as required by such purchase order.

The minimum quantity of each order per Product is Two Hundred and Fifty Thousand (250,000) pieces.

The following terms should be agreed by ALRT & TEFE upon the assurance of each purchase order:

a. Quantity

b. Price per piece

c. Payment terms

d. Delivery terms and Schedule

TEFE shall issue a notice of acceptance or non-acceptance to such purchase order ten (10) working days from the receipt of such order. Any and all purchase orders shall be deemed to be accepted by TEFE unless notice of non-acceptance is issued during such period. Accepted orders shall not be allocated, changed or canceled without prior mutual agreement of both parties hereto.

4.0 Delivery

TEFE shall deliver the Product to the forwarded as appointed by ALRT at TEFE own cost and responsibility at the date mutually agreed by both parties.

Schenker International (HK) Ltd.
Corporate Office
38/F, China Resources Bldg.,
26 Harbour Road
Wanchai, Hong Kong
Phone: 852-2585-9688
Fax: 852-2827-5363
Contact person: Mr. K.F. Ngan
Email address: kingfung.ngan@schenker.com

5.0 Title and Risk of Loss

Title and risk of loss to any Product shall pass from TEFE to ALRT when the Product is delivered to Schenker International (HK) Ltd. (as defined under Clause 4).

6.0 Warranty

TEFE shall provide 1% of shipment quantity for free in lieu of warranty, repairs and replacement.

7.0 Competition

Unless otherwise allowed by ALRT in writing, TEFE shall not sell the Product to any third party.

8.0 Intellectual Property Rights

8.1 ALRT shall authorize TEFE to use all copyrights, designs, trademarks and other intellectual property rights in relation to the manufacture of the Product. TEFE shall assume no liabilities on any infringement of copyrights, designs, trademarks, and other intellectual property rights in relation to the Product.

8.2 TEFE may only use copyrights, designs, trademarks and other intellectual property rights in relation to supplying the Product to ALRT unless a separate agreement is reached, in writing, allowing TEFE additional rights to use.

9.0 Confidentiality

Both parties hereto shall agree to maintain in confidence and not to disclose to any third party and not to use for any purpose other than the purpose of this Agreement all information, know-how and other secret, including, but not limited to the quantity of the Product ordered by ALRT and the release day of new model of the Product, unless disclosed by the other party hereunder. Neither party shall be obliged to maintain information received from the other party in confidence if such information:

- was in the receiving party=s possession or was known to the receiving party prior to its receipt from the disclosing party;

- is developed by or for the receiving party independently of the disclosing party=s confidential information received hereunder;

- is or becomes public knowledge without the fault of the receiving party; or

- is disclosed by the receiving party under the obligation created by any court or government action.

10.0 Termination and Cancellation

10.1 In case ALRT is unable to pay TEFE any of the progressive payment according to the Specification Schedule, TEFE shall suspend the Project immediately and shall notify ALRT in writing in due course. In this event, TEFE cannot guarantee the delivery of the goods according to the shipment schedule as stated in the Specification Schedule.

Furthermore, if ALRT is unable to pay TEFE any of the progressive payment within one calendar month of the payment due date, TEFE shall assume that ALRT is to terminate that Project and the following procedures shall be executed.

a. TEFE shall give written notice to ALRT on the termination of Project due to the failure of ALRT in settlement of payment according the payment schedule as stated in the Specification Schedule.

b. ALRT shall reimburse, within one calendar month upon receiving the payment demand note from TEFE, all cost and expenses incurred by TEFE in carrying out that Project including procurement of materials, production preparation work and manufacture of Product.

c. Under any circumstances, the reimbursed amount shall not exceed the total outstanding payment of Project.

d. Upon receiving reimbursement from ALRT, TEFE shall return to ALRT any procured materials, work-in-progress and finished Product. However, these shall not cover production equipment that TEFE has built for supporting the Project.

10.2 Upon the occurrence of any of the following circumstances, either party may terminate this Agreement without any notice:

a. in case the other party attempts to assign or transfer the rights or obligation hereunder;

b. in case the other party disposes of its property that is material to its operations for the benefit of a creditor;

c. in case the other party becomes voluntarily or involuntarily declared to be bankrupt;

d. in case the other party becomes insolvent.

11.0 Force Majeure

No party shall be liable to the other party for inability or failure of performance hereunder due to force majeure events, which shall include, but not limited to Acts of God, storms, shipwreck, war or other such unforeseeable calamity, any law or governmental action or other like events beyond the reasonable control of the parties, provided, however, that the party prevented or delayed makes every reasonable effort to remove the obstacle and to resume performance at the earliest practicable time.

12.0 Arbitration

The parties shall endeavor to settle amicably any and all disputes, which may arise under this Agreement. In the event any dispute involving the interpretation or application of the terms and conditions of this Agreement cannot be settled, such dispute, on written request of any party, shall be submitted to arbitration. Any arbitration proceeding shall take place in Hong Kong Special Administrative Region, in accordance with the commercial arbitration rules of the Hong Kong Commercial Association. Each party shall bear its own costs and expenses with regard to any arbitration, provided, however that the parties shall share equally the fees and expenses of the arbitration themselves. Any award resulting from such arbitration shall be final and binding on the parties and enforceable in any court of competent jurisdiction.

13.0 Severability

In the event that any provision or provisions of this Agreement shall be voided, unlawful or unenforceable, such provision or provisions shall be deemed excluded from this Agreement, but this Agreement shall not otherwise be affected thereby and the remaining provisions hereof shall continue in full force and effect.

14.0 Assignability

Neither this Agreement nor any of the rights or obligations hereunder may be assigned or transferred by any party without prior written consent of the other party, such consent shall not be unreasonably withheld.

15.0 Governing Law

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the law of Hong Kong Special Administrative Region.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date first above written.

Accepted for Accepted for

Tandy Electronics (Far East) Ltd. ALR Technologies Inc.

____________________ ____________________
T.C. Leung Sidney S. Chan
Managing Director Chairman & CEO

Date: October 23, 2000 Date: October 18, 2000